UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2011

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2011, the Executive Compensation Committee (the "Committee") of the Board of Directors of Associated Estates Realty Corporation (the "Company") acted on the following matters:

a)         2011 Annual Incentive Plan:

The Committee established the terms of the Company's annual incentive plan for fiscal year 2011.  Incentive opportunities have been established for certain executive officers at threshold, target and maximum levels and are expressed as a percentage of base salary.  Target bonus opportunities for such executive officers are as follows:  Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer – 140%; Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 85%; John Shannon, Senior Vice President of Operations - 100%; and Bradley Van Auken, Vice President and General Counsel - 50%.  Threshold and maximum opportunities range from 50% to 150% of target.

The plan is intended to provide incentives to the Company's executive officers for achieving certain performance goals based on three metrics:  budgeted same property net operating income ("NOI") as defined by the Committee, business unit objectives as recommended by the CEO and approved by the Committee, and individual performance.  The weighting on each metric varies for each officer from 20% to 80% of the total bonus.

Annual incentive compensation, if earned, will be paid in cash.  Awards will be approved by the Committee following approval by the Company's Audit Committee of the calculation of NOI for the Company's 2011 fiscal year and a report from the CEO on each other executive's level of achievement of business unit objectives and individual performance.  The Committee will evaluate and determine the CEO's level of achievement of business unit objectives and individual performance.

b)         2011 Single Year Component of the Long-Term Incentive Plan:

In 2010, the Committee adopted a multi-year Long Term Incentive Plan (“LTIP”) that is intended to reward long-term performance and foster retention of executive officers.  The LTIP has a multi-year component, which was established in 2010, and a single year component.

For the 2011 single year component, the Committee established threshold, target and maximum award opportunities, expressed as a percentage of base salary, for each of the executive officers as follows:  Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer - 70%, 140% and 210%; Lou Fatica, Vice President, Treasurer, and Chief Financial Officer - 42.5%, 85% and 127.5%;  John Shannon, Senior Vice President of Operations - 50%, 100% and 150%; and Bradley Van Auken, Vice President and General Counsel - 15%, 30% and 45%. Threshold and maximum opportunities range from 50% to 150% of target, respectively.

The goals under the single year component are weighted equally and are linked to strategic objectives tied to (1) interest coverage and fixed charge coverage financial ratios and (2) same property NOI growth over a one-year period as defined by the Committee.  Objectives are established annually at the beginning of the year and evaluated at the conclusion of the year.  If one or all of the objectives are met, a grant of restricted shares will be issued.  One-third of the issued shares will vest immediately upon the date of the grant and the remaining two-thirds will vest in equal, annual installments on the anniversary of the date of the grant.  Restricted shares, if issued, require continued service with the Company in order to vest.  Restricted shares have voting rights and dividends on unvested shares will be paid during the restricted period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

/s/ Lou Fatica
Lou Fatica, Vice President
February 4, 2011	Chief Financial Officer and Treasurer

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